SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 30, 2003

INTERDIGITAL COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-11152	23-1882087
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

781 Third Avenue, King of Prussia, Pennsylvania	19406-1409
(Address of Principal Executive Offices)	(Zip Code)

(610) 878-7800

(Registrant’s telephone number, including area code)

Item	2. Acquisition or Disposition of Assets.

On July 30, 2003, InterDigital Communications Corporation, a Pennsylvania corporation (“InterDigital”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among InterDigital, InterDigital Acquisition Corp., a wholly-owned subsidiary of InterDigital (“IAC”) and Tantivy Communications, Inc. (“Tantivy”). In connection with the acquisition, Tantivy changed its name to Windshift Holdings, Inc.

Pursuant to the Asset Purchase Agreement, IAC acquired substantially all of the assets of Tantivy. InterDigital guaranteed the obligations of IAC arising out of the Asset Purchase Agreement.

The purchase price for the acquisition was $11.5 million, consisting of approximately $10 million in cash and cancellation of approximately $1.5 million in outstanding indebtedness owed by Tantivy to a subsidiary of InterDigital. In addition, for approximately five years, Tantivy will generally be entitled to receive a percentage of amounts received by InterDigital on the licensing or sale of Smart Antenna and 802.11 intellectual property acquired from Tantivy in the acquisition.

Prior to the acquisition, no executive or employee of Tantivy was an officer, director or principal shareholder of InterDigital. The acquisition was negotiated on an arms-length basis.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as an Exhibit to the Form 8-K filed by InterDigital on August 14, 2003.

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following pro forma financial information is filed as part of this Report and are set forth in the pages attached hereto.

	Unaudited Pro Forma Condensed Consolidated Financial Information		F-27

	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003		F-28

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2003		F-29

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003		F-30

	Notes to Unaudited Pro Forma Consolidated Financial Statements		F-31 through F-32

(c)	Exhibits

	Exhibit 2.1	Asset Purchase Agreement by and among InterDigital Communications Corporation, InterDigital Acquisition Corp. and Tantivy Communications, Inc, dated July 30, 2003, (Certain exhibits and schedules have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of such exhibits and schedules shall be furnished supplementally to the Securities and Exchange Commission upon request.)*

Exhibit 23.1 Consent of Accountants

*	Previously filed as an Exhibit to the Form 8-K filed by InterDigital on August 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 14, 2003	INTERDIGITAL COMMUNICATIONS CORPORATION

By: /s/ Richard J. Brezski
Richard J. Brezski Controller

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Tantivy Communications, Inc.

We have audited the accompanying balance sheets of Tantivy Communications, Inc. (a Delaware corporation in the development stage) as of December 31, 2002 and 2001, and the related statements of operations, changes in shareholders’ deficit and cash flows for the years then ended and the cumulative period from inception (February 17, 1997) to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tantivy Communications, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended and the cumulative period from inception (February 17, 1997) to December 31, 2002, in conformity with accounting principles generally accepted in the United States.

September 5, 2003 Melbourne, Florida	Berman Hopkins Wright & LaHam, CPAs, LLP

Tantivy Communications, Inc.

(A Development Stage Company)

BALANCE SHEETS

	December 31,
	2002	2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$386,209	$8,838,040
Short-term investments	5,597	106,751
Miscellaneous receivables, net of allowance for doubtful accounts	—	15,310
Deferred taxes	3,007,958	—
Prepaid and other current assets	79,166	295,882

Total current assets	3,478,930	9,255,983
PROPERTY AND EQUIPMENT, net	1,352,763	4,731,796
OTHER ASSETS
Deferred taxes	—	3,007,958
Other assets	55,345	42,373

Total assets	$4,887,038	$17,038,110

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$523,369	$452,849
Accrued liabilities	157,070	1,161,819
Deferred taxes	23,722	23,722
Current portion of long-term debt and preferred stock	31,807,039	245,335

Total current liabilities	32,511,200	1,883,725
LONG-TERM DEBT, less current portion	233,317	1,073,659

Total liabilities	32,744,518	2,957,384

MANDATORILY REDEEMABLE PREFERRED STOCK, net of current portion	57,673,740	83,472,013

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ DEFICIT:
Common stock, $.001 per value; 24,869,274 shares authorized, 4,182,421 shares issued and outstanding as of December 31, 2002 24,869,274 shares authorized, 5,372,000 shares issued and outstanding as of December 31, 2001	4,182	5,372
Additional paid-in capital	215,850	585,802
Employee notes receivable	(95,750)	(460,875)
Deficit accumulated during the development stage	(85,655,502)	(69,521,586)

Total shareholders’ deficit	(85,531,220)	(69,391,287)

Total liabilities, mandatorily redeemable preferred stock and shareholders’ deficit	$4,887,037	$17,038,110

The accompanying notes are an integral part of these financial statements.

Tantivy Communications, Inc.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Years Ended December 31,		Cumulative Period from Inception (February 17, 1997) to December 31, 2002
	2002	2001
MISCELLANEOUS REVENUE	$1,419,500	$—	$1,419,500

OPERATING EXPENSES
Research and development	6,383,271	14,559,665	50,446,525
General and administrative	4,402,406	8,244,728	18,781,790
Sales and marketing	794,988	2,526,626	5,967,467

Total operating expenses	11,580,665	25,331,019	75,195,782

Loss from operations	(10,161,165)	(25,331,019)	(73,776,282)
OTHER INCOME (EXPENSE)
Loss on sale of fixed assets	(131,836)	—	(131,836)
Interest income	33,431	810,843	3,055,856
Interest expense	(77,750)	(139,380)	(579,576)

Total other income	(176,155)	671,463	2,344,444

Loss before income taxes	(10,337,320)	(24,659,556)	(71,431,838)
INCOME TAX BENEFIT	—	(2,984,236)	(2,984,236)

Net loss	(10,337,320)	(21,675,320)	(68,447,602)
Accretion on mandatorily redeembable preferred stock	5,796,596	5,796,595	11,622,566
Cumulative effects of transition to accretion on mandatorily redeemable preferred stock	—	5,534,462	5,534,462

Net loss available to common shareholders	$(16,133,916)	$(33,006,377)	$(85,604,630)

The accompanying notes are an integral part of these financial statements.

Tantivy Communications, Inc.

(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

Years ended December 31, 2002 and 2001,

and the cumulative period from inception (February 17, 1997) to December 31, 2002

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Employee Notes Receivable	Deficit Accumulated During the Development Stage	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
BALANCE, at inception (February 17, 1997)	—	$—	—	$—	$—	$—	$—	$—
Issuance of common stock on April 29, 1997	—	—	3,000	3,000	27,806	—	—	30,806
Issuance of common stock related to the reverse merger on December 2, 1997	—	—	3,296,388	299	(299)	—	—	—
Issuance of Series A convertible preferred stock on December 2, 1997	3,170,000	31,700	—	—	3,138,300	—	—	3,170,000
Issuance costs related to the issuance of Series A convertible preferred stock	—	—	—	—	—	—	(50,872)	(50,872)
Net loss	—	—	—	—	—	—	(104,975)	(104,975)

						—
BALANCE, December 31, 1997	3,170,000	31,700	3,299,388	3,299	3,165,807	—	(155,847)	3,044,959
Issuance of Series A convertible preferred stock on March 1, 1998	50,000	500	—	—	49,500	—	—	50,000
Issuance of common stock	—	—	70,000	70	6,930	—	—	7,000
Net loss	—	—	—	—	—	—	(2,798,573)	(2,798,573)

BALANCE, December 31, 1998	3,220,000	32,200	3,369,388	3,369	3,222,237	—	(2,954,420)	303,386

The accompanying notes are an integral part of these financial statements.

Tantivy Communications, Inc.

(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT (continued)

Years ended December 31, 2002 and 2001, and the cumulative period from inception

(February 17, 1997 to December 31, 2002)

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Employee Notes Receivable	Deficit Accumulated During the Development Stage	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Issuance of Series B convertible preferred stock on January 12, 1999, net of issuance costs	1,333,332	13,333	—	—	2,957,702	—	—	2,971,035
Issuance of Series C convertible preferred stock from August through November 1999, net of issuance costs	6,550,000	65,500	—	—	16,235,825	—	—	16,301,325
Accretion of preferred stock issuance costs	—	—	—	—	8,428	—	—	8,428
Net loss	—	—	—	—	—	—	(9,577,887)	(9,577,887)

BALANCE, December 31, 1999	11,103,332	111,033	3,369,388	3,369	22,424,192	—	(12,532,307)	10,006,287
Issuance of Series D convertible preferred stock on May 1, 2000, net of issuance costs	5,248,679	52,487	—	—	49,505,471	—	—	49,557,958
Accretion of preferred stock issuance costs	—	—	—	—	20,945	—	—	20,945
Issuance of common stock related to exercise of stock options, net	—	—	2,089,716	2,090	611,797	(460,875)	—	153,012
Net loss	—	—	—	—		—	(23,982,902)	(23,982,902)

BALANCE, December 31, 2000	16,352,011	163,520	5,459,104	5,459	72,562,405	(460,875)	(36,515,209)	35,755,300
Effects of reclassification of redeemable preferred stock	(16,352,011)	(163,520)	—	—	(71,977,435)	—	—	(72,140,955)
Reversal of non-vested common stock	—	—	(4,877,104)	(4,877)	—	—	—	(4,877)
Issuance of common stock related to exercise of stock options, net	—	—	4,790,000	4,790	832	—	—	5,622
Accretion on mandatorily redeemable preferred stock	—	—	—	—	—		(11,331,057)	(11,331,057)
Net loss	—	—	—	—	—	—	(21,675,320)	(21,675,320)

BALANCE, December 31, 2001	—	—	5,372,000	5,372	585,802	(460,875)	(69,521,586)	(69,391,287)
Reversal of non-vested common stock	—	—	(3,564,579)	(3,565)	(372,080)	—	—	(375,645)
Issuance of common stock related to exercise of stock options, net	—	—	2,375,000	2,375	2,128	—	—	4,503
Payment of note receivable	—	—	—	—	—	365,125	—	365,125
Accretion on mandatorily redeemable preferred stock	—	—	—	—	—	—	(5,796,596)	(5,796,596)
Net loss	—	—	—	—	—	—	(10,337,320)	(10,337,320)

BALANCE, December 31, 2002	—	$—	4,182,421	$4,182	$215,850	$(95,750)	$(85,655,502)	$(85,531,220)

The accompanying notes are an integral part of these financial statements.

Tantivy Communications, Inc.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,		Cumulative Period from Inception (February 17, 1997) to December 31, 2002
	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,337,320)	$(21,675,320)	$(68,447,603)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,752,605	3,537,656	9,135,022
Loss on sale of fixed assets	131,836	—	131,836
Bad debts	—	121,110	—
Common stock issued for consulting services			8,750
(Increase) decrease in operating assets:
Miscellaneous receivables	15,311	(136,421)	—
Prepaid and other current assets	216,716	242,861	(79,166)
Deferred tax asset	—	(3,007,958)	(3,007,958)
Other assets	(12,972)	(20,158)	(55,345)
Increase (decrease) in operating liabilities:
Accounts payable	70,521	149,984	523,369
Accrued liabilities	(1,004,750)	(810,467)	157,071
Deferred tax liability	—	23,722	23,722
Other liabilities	—	(55,317)	—

Net cash used in operating activities	(8,168,053)	(21,630,308)	(61,610,302)

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturity (purchase) of short-term investments	101,154	(5,828)	(5,597)
Payments received on note classified as equity	365,125	—	365,125
Proceeds from sale of equipment	539,138	—	539,138
Purchase of property and equipment	(44,546)	(1,660,942)	(11,117,479)

Net cash provided by (used in) investing activities	960,871	(1,666,770)	(10,218,813)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under capital lease obligation	—	—	(41,280)
Proceeds from long-term debt		1,300,000	3,514,817
Repurchase common stock	(372,081)	—	(372,081)
Repayments of long-term debt	(873,507)	(1,310,190)	(3,069,330)
Proceeds from issuance of common stock	939	745	183,752
Proceeds from issuance of preferred stock, net of issuance costs	—	—	71,999,446

Net cash (used in) provided by financing activities	(1,244,649)	(9,445)	72,215,324

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,451,831)	(23,306,523)	386,209
CASH AND CASH EQUIVALENTS, beginning of period	8,838,040	32,144,563	—

CASH AND CASH EQUIVALENTS, end of period	$386,209	$8,838,040	$386,209

The accompanying notes are an integral part of these financial statements.

Tantivy Communications, Inc.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS (continued)

	Years Ended December 31,		Cumulative Period from Inception (February 17, 1997) to December 31, 2002
	2002	2001
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Non-cash transactions-
Issuance of common stock related to incentive stock options	$3,564	$4,877	$8,740

Equipment acquired under capital lease	$—	$—	$41,280

Issuance of employee notes receivable for common stock, net of forfeitures	$—	$—	$465,041

Conversion of preferred stock to debt	$—	$72,141,787	$72,141,787

Accretion of preferred stock	$5,796,596	$5,796,596	$11,622,565

Cumulative effects on transition of accretion of preferred stock	$—	$5,534,462	$5,534,462

Cash transactions-
Cash paid for interest	$77,750	$139,380	$579,576

The accompanying notes are an integral part of these financial statements.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Tantivy Communications, Inc. (the Company) was initially incorporated in the State of Florida on February 17, 1997, to design and develop wireless communications technology to enable carriers to provide mobile broadband internet access. On December 2, 1997, the Company completed a reverse merger into another company by the same name, which was incorporated in the State of Delaware. Concurrent with the reverse merger, the Company received $3,170,000 from outside investors to fund operations.

Summary of significant accounting policies and development stage operations

1. Development stage operations

The Company’s primary operations since inception have been devoted to the research and development of wireless data products. Only miscellaneous revenue has been received. No material operating revenue has been generated. As a result, the financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is in the process of securing patents and developing prototypes for its products in order to begin generating revenues.

2. Cash and cash equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents.

3. Short-term Investments

As of December 31, the Company’s short-term investments consisted of the following:

	2002	2001
Certificate of Deposit, 11 month term, 1.59% APR, matures January 27, 2003	$5,597	$—

Certificate of Deposit, 11 month term, 4.5% APR, matured February 27, 2002	—	106,751

	$5,597	$106,751

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

3. Short-term Investments (continued)

The fair value of the short-term investments are based on quoted market prices, including accrued interest, and approximate their carrying values due to their short maturities.

4. Property and Equipment

Property and equipment are recorded at cost. The Company provides depreciation using the straight-line method over the estimated useful lives of the property and equipment. Lab equipment, software, computer equipment, furniture and office equipment are depreciated over a useful life of three years. Leasehold improvements are amortized over the shorter of the term of the lease or the life of the asset.

The Company reviews its property and equipment for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment has been reflected in the accompanying financial statements as of December 31, 2002 and 2001.

5. Income Taxes

From February 17, 1997 to December 1, 1997, the Company elected to be taxed as an S corporation for both federal and state income tax reporting purposes. Accordingly, the taxable income or loss related to that period is includable in the personal income tax returns of the shareholders.

Effective December 2, 1997, the Company was merged into a C corporation and began accounting for income taxes using SFAS No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires, among other things, the recognition of future tax benefits and liabilities, measured by enacted tax rates, attributable to deductible and taxable temporary differences between financial statement and income tax bases of assets and liabilities, to the extent that realization of such benefits is more likely than not. A valuation allowance has been calculated for estimated tax benefits that may not be realized.

6. Research and Development

Research and development costs, which include the costs to pursue new patents and the costs of building prototype products, are expensed as incurred.

7. Sales and Marketing

The Company expenses sales and marketing costs as incurred.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

8. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9. Concentrations

The Company attempts to minimize risk by investing with the strongest financial institutions. However, cash balances exceeded Federal Deposit Insurance Corporation limits by $71,308 and $7,266,921 at December 31, 2002 and 2001, respectively.

10. Receivables

Bad debts are provided for on the allowance method based upon management’s evaluation of outstanding receivable balances at the end of each year. The allowance for doubtful accounts at December 31, 2002 and 2001 was $0 and $121,110, respectively.

11. Accounting Policy Change for Redeemable Preferred Stock

As of January 1, 2001, the Company changed its method of accounting for preferred stock. The Company accounts for its preferred stock as liabilities under the prescribed method in SEC regulation S-X. Under this method, preferred stock is reflected on the balance sheet at the mandatory redemption amount on the mandatory redemption date. Carrying amounts are increased annually through accretion, using the interest method, so that the carrying amount will equal the mandatory redemption amount at the mandatory redemption date, including issuance costs and dividends not currently declared or paid that are required to be paid at redemption.

The cumulative effect of the transition is recognized in the year of change and is reflected as an extraordinary item in the income statement as a transition loss of $ 5,534,462 for the year ended December 31, 2001. A valuation allowance has been calculated at 100% of the income tax effects of this change.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2002 and 2001, consisted of the following:

	2002	2001
Lab equipment	$2,739,045	$4,932,287
Software	3,271,848	3,237,393
Computer equpment	1,363,944	1,941,686
Furniture	177,352	330,695
Office equipment	151,867	255,482
Vehicles	23,697	23,697
Leasehold improvements	395,783	392,973

	8,123,536	11,114,213
Less-accumulated depreciation	6,770,773	6,382,417

	$1,352,763	$4,731,796

Depreciation expense totaled $2,752,605 and $3,537,656 for the years ended December 31, 2002 and 2001, respectively.

NOTE C - COMMITMENTS AND CONTINGENCIES

The Company leases its corporate office facilities, and certain office and lab equipment under operating leases. For the year ended December 31, 2000, the Company entered into a five-year operating lease for additional corporate office facilities in Melbourne, Florida. Rent expense of approximately $434,978 and $534,581 was incurred for the years ended December 31, 2002 and 2001 respectively. Subsequent to year end, as part of an entire asset sale, all but the corporate office facility leases were transferred to the acquiring Company (see Note I).

Minimum obligations under non-cancelable operating leases as of December 31, 2002, were as follows:

Year ending December 31,	Amount
2003	$370,636
2004	303,923
2005	285,045
2006	63,929
2007	20,937

Total minimum future lease payments	$1,044,470

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE C - COMMITMENTS AND CONTINGENCIES (continued)

The Company has several licensing agreements whereby the Company paid a licensing fee for the use of a component in a product that was under development. Under the terms of the licensing agreements, the Company was required to pay royalty fees based on the number of units sold which incorporate the component. No sales of these units have occurred.

NOTE D - LONG-TERM DEBT

On May 20, 1998, the Company entered into a loan and security agreement (the Silicon Valley Loan) to obtain access to a maximum of $500,000 for the purpose of purchasing equipment. All equipment purchases must be approved by Silicon Valley Bank, the creditor. Borrowings were collateralized by the equipment purchased with the funds obtained from the Silicon Valley Loan. Borrowings outstanding under the Silicon Valley Loan bore interest at prime (9.5 percent as of December 31, 2000) plus 1.50 percent per annum. The note was paid off in 2001.

On June 18, 1999, the Company entered into a loan and security agreement (the Transamerica Loan) to obtain access to a maximum of $1,750,000 for the purpose of purchasing equipment. All equipment purchases must be approved by Transamerica Business Credit Corporation, the creditor. Borrowings were collateralized by the equipment purchased with the funds obtained from the Transamerica Loan, as well as by other assets held by the Company. Borrowings bore interest at 16.47 percent and were payable in 36 monthly installments of principal, plus interest, commencing on the dates of the respective borrowings. This loan was paid off in 2001.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE D - LONG-TERM DEBT (continued)

	2002	2001
$23,698 note payable to a bank, collateralized by a vehicle, payable in 60 monthly installments of $482 including principal and interest at 8.12% APR, commencing November, 2000.	$14,591	$18,994

$1,300,000 note payable to a bank, collateralized by all assets of the Company. Borrowings outstanding on the loan bear interest at 7.5%. The unpaid principal balance is due in 30 monthly installments of principal and interest commencing December, 2001. In September 2002, the Company made a principal prepayment of $700,000.	430,896	1,300,000

Total due	445,487	1,318,994
Less current portion	212,170	245,335

	$233,317	$1,073,659

Scheduled principal reductions of long-term debt, by year, were as follows as of December 31, 2002:

Year Ending December 31,	Amount
2003	$212,170
2004	228,674
2005	4,643

$445,487

On November 30, 2001, the Company issued 7,566 Series D convertible preferred shares with a warrant price of $9.45 per share as a condition of financing the $1,300,000 note payable. The warrants expire November 29, 2008.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE E - COMMON STOCK AND MANDATORILY REDEEMABLE PREFERRED STOCK

The Company was originally organized as an S corporation and issued 3,000 shares of stock at a par value of $1.00 each, for $30,806 in cash. On December 2, 1997, the Company merged into a C corporation and, concurrent with this election, each of the shares of stock of the terminating S corporation converted into approximately 1,100 shares of common stock of the C corporation, resulting in a total of 3,299,388 shares outstanding. Since the shareholders of the S corporation became the majority shareholders of the C corporation, this was accounted for as a reverse merger.

Accordingly, the pre-merger financial statements of the S corporation have become the historical financial statements of the C corporation.

Upon conversion of the Company from an S corporation to a C corporation, the Company authorized 8,086,735 shares of common stock with a par value of $.001 per share and 3,170,000 shares of Series A convertible preferred shares (Series A shares), with a par value of $.01 per share. The Series A shares were issued on December 2, 1997, upon receipt of $3,170,000 from outside investors. The Company incurred issuance costs of $50,872 related to the Series A shares, which were included in the deficit accumulated during the development stage on the accompanying statement of changes in shareholders’ equity.

On March 1, 1998 the Company issued 50,000 shares of Series A shares upon receipt of $50,000 from outside investors.

On January 12, 1999, the Company authorized and issued 1,333,332 shares of Series B convertible preferred shares (Series B shares) for $2.25 per share, with a par value of $.01 per share, for a total of $2,999,997. The Company recorded the Series B shares net of issuance costs of $28,962.

On June 29,1999, the Company obtained a $1,500,000 bridge loan in anticipation of the close of the Series C convertible preferred shares (Series C shares) financing. On August 13, 1999, the Company authorized and issued 4,600,000 shares of Series C shares for $2.50 per share, with a par value of $.01 per share, for a total of $11,500,000. The initiation of the Series C financing resulted in the conversion of the bridge loan into 600,000 Series C shares. Subsequent to this financing, an additional $275,000, $100,000 and $3,000,000 were raised on September 8, 1999, October 29, 1999, and November 23, 1999, in exchange for 110,000, 40,000 and 1,200,000 Series C shares, respectively. The Company recorded all Series C shares net of issuance costs of $73,675.

On May 1, 2000, the Company authorized 6,349,207 and issued 5,248,679 shares of Series D convertible preferred shares (Series D shares) for $9.45 per share, with a par value of $.01 per share, for a total of a $49,600,000. The Company recorded the Series D shares net of issuance costs of $42,000.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE E - COMMON STOCK AND MANDATORILY REDEEMABLE PREFERRED STOCK (continued)

The Series A, Series B, Series C and Series D shares (collectively referred to as the Preferred Shares) have the following rights and preferences:

1. Dividends

The holders of the Series A, Series B, Series C and Series D shares are entitled to receive quarterly dividends at an annual rate of $.08, $.18, $.20 and $.76 per share, respectively, when declared by the Board of Directors (the Board). No such dividends were declared prior to December 31, 2002. In addition, all undeclared dividends are forfeited upon redemption of the Preferred Shares. However, dividends on the Preferred Shares shall be cumulative from the date of issuance and paid upon redemption.

As of December 31, 2002, $1,308,466, $950,000, $4,353,208 and $10,637,323 in dividends had accumulated on the Series A, Series B, Series C and Series D shares, respectively. As of December 31, 2001, $1,050,866, $710,000, $3,043,208 and $6,648,327 in dividends had accumulated on the Series A, Series B, Series C and Series D shares, respectively.

2. Conversion

The holders of the Preferred Shares have the right to convert their shares to common stock at any time at an initial conversion price of $1.00, $2.25, $2.50 and $9.45 for Series A, Series B, Series C and Series D shares, respectively. Upon an initial public offering, in which the aggregate price paid for the shares by the public exceeds $15,000,000 in total and $14.18 per share, or upon a vote by the holders of the majority of the Preferred Shares to convert the Preferred Shares to common stock, the Preferred Shares will automatically convert to common stock. In certain situations, the Preferred Shares are protected from dilution by future issuances of common stock at less than the Preferred Share subscription price.

3. Redemption

On December 1, 2003, and on each of the next two anniversaries thereafter, it was mandatory that the Company redeem any of the Preferred Shares outstanding according to the percentages listed below:

Date of Redemption	Preferred Shares to be Redeemed
December 1, 2003	33 1/3% of outstanding shares
December 1, 2004	50% of outstanding shares
December 1, 2005	100% of outstanding shares

The redemption price would have been calculated based on $1.00, $2.25, $2.50 and $9.45 per Series A, Series B, Series C and Series D share, respectively, plus an amount equal to all dividends declared but unpaid thereon at the redemption date.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE E - COMMON STOCK AND MANDATORILY REDEEMABLE PREFERRED STOCK (continued)

3. Redemption (continued)

Subsequent to year end, the Company sold all assets and reorganized. As part of the reorganization, the mandatory redemption provision in the preferred stock was eliminated (see NOTE I).

4. Liquidation Preference

Upon liquidation or dissolution of the Company, the holders of the Series A, Series B and Series C shares are entitled to be paid an amount equal to the greater of: (a) $1.00, $2.25 and $2.50 per Series A, Series B and Series C share, respectively, plus the cumulative unpaid dividends and any other dividends declared but unpaid, plus an amount that, when added to the dividends, would yield a 21.9 percent compounded annual, 10 percent simple annual and 10 percent simple annual rate of return on the initial investment for the Series A, Series B and Series C shares, respectively; or (b) the amount that would have been payable had the Series A, Series B and Series C shares been converted to common stock just prior to the liquidation or dissolution. The holders of the Series D shares are entitled to be paid an amount equal to the greater of: (a) $18.90 per share; or (b) the amount that would have been payable had the Series D shares been converted to common stock just prior to liquidation or dissolution.

5. Voting

The shareholders of the Preferred Shares vote together with all other classes of stock as a single class. A Preferred Share entitles the holder to an equal number of votes (one vote) as a single share of common stock, except with respect to certain corporate actions, which require a two-thirds approval of the Preferred Shares. In addition, the Company may not consolidate or merge with another entity, dispose of a substantial portion of assets or enter into any other transaction in which more than 50 percent of the voting power of the Company is transferred without the vote of two-thirds of the holders of the Series D shares unless the transaction results in the payment to the holders of the Series D shares of more than $12.28 per share.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE E - COMMON STOCK AND MANDATORILY REDEEMABLE PREFERRED STOCK (continued)

6. Mandatory Redeemable Preferred Stock

As noted previously, mandatory redeemable stock is reflected in the balance sheet as a liability. Redeemable stock and redemption values were calculated as follows:

Series	Dividend Rate	Conversion Ratio	Outstanding Shares	December 31, 2002	December 31, 2001
Series A	$0.08	1.00	3,220,000	$4,478,301	$4,220,701
Series B	$0.18	2.25	1,333,332	3,923,801	3,683,801
Series C	$0.20	2.50	6,550,000	20,663,882	19,353,882
Series D	$0.76	9.45	5,248,679	60,202,625	56,213,629

				89,268,609	83,472,013
Less current portion				31,594,869	—

				$57,673,740	$83,472,013

The annual redemption requirements at December 31, 2002 were as follows:

Year Ending December 31,	Amount
2003	$31,594,869
2004	33,532,986
2005	35,465,184

$100,593,039

As a result of a corporate re-organization subsequent to year end, the redemption provisions of the stock have been removed (see NOTE I).

NOTE F - STOCK OPTION PLAN AND RESTRICTED STOCK PURCHASE PLAN

1. Stock-based Compensation

On December 17, 1997, the Board approved the 1997 Stock Option Plan (the 1997 Plan) for the purpose of providing stock options or stock warrants to its employees, consultants and board members. These stock options and stock warrants generally vest ratably over the four-year period following their grant and can have a term of no more than 10 years.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE F - STOCK OPTION PLAN AND RESTRICTED STOCK PURCHASE PLAN (continued)

1. Stock-based Compensation (continued)

On December 1, 1999, the Board approved the 1999 Stock Option Plan (the 1999 Plan) and terminated the Company’s ability to grant any further stock options and warrants under the 1997 Plan. In connection with the 1999 Plan, the Board also approved the decision to restructure any unvested shares purchased under the 1997 Plan as immediately exercisable. Shares granted under the 1999 Plan can be exercised before they are vested but are subject to a repurchase right that expires over the employee’s vesting term. The repurchase right allows the Company to purchase any exercised but unvested options at the employee’s original exercise price if the employee terminates employment with the Company. Of the options exercised, 819,869 and 101,680 were repurchased by the Company during the year ended December 31, 2002 and 2001 respectively. There were 21,997 of the exercised options were subject to repurchase rights as of December 31, 2002, which expire between 2003 and 2004.

2. Stock Options

The Company accounts for stock options issued to employees under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” The following table summarizes information about employee stock option activity for the years ended December 31, 2002 and 2001:

	2002		2001
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding, end of year
beginning of year	1,162,250	$1.22	1,217,053	$0.81
Granted	247,375	1.75	558,250	1.75
Forfeited	(1,016,496)	1.29	(591,763)	0.92
Excercised	(3,504)	0.68	(21,290)	0.32

Outstanding, end of year	389,625	$1.37	1,162,250	$1.22

Weighted average fair value of options granted		$0.80		$0.68

Outstanding and vested, end of year	856,720	$0.16	1,230,674	$0.28

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE F - STOCK OPTION PLAN AND RESTRICTED STOCK PURCHASE PLAN (continued)

2. Stock Options (continued)

The following table summarizes information about the options outstanding at December 31, 2002:

	Options Outstanding			Options Excercisable
Exercise Prices	Number Outstanding at December 31, 2002	Weighted Average Remaining Contractual Lives (years)	Weighted Average Exercise Price	Number Outstanding and Vested December 31, 2002	Weighted Average Exercise Price
$0.10	50,000	6.00	$0.10	$136,845	$0.10
$0.23	—	—	0.23	21,577	0.23
$0.25	43,000	7.00	0.25	32,579	0.25
$1.75	296,625	8.33	1.75	665,719	1.75

	389,625	7.89	$1.37	856,720	$0.16

The stock options outstanding as of December 31, 2002, expire from February 2008 to December 2010. There were 2,830,313 shares remaining available for grant under the 1999 Plan as of December 31, 2002, including forfeitures.

3. Stock Warrants

The Company accounts for stock warrants issued to board members under SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS 123). Stock warrants granted as of December 31, 2002, are summarized as follows:

	Exercise Price	Number of Warrants
Technical advisory board members	$.10 - $1.75	192,500

During the years ended December 31, 2002 and 2001, the Company issued zero and 10,000 stock warrants, respectively, with an exercise price of $1.75 per share. In addition, the Company issued 7,566 Series D warrants in connection with financing (SEE NOTE D).

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE F - STOCK OPTION PLAN AND RESTRICTED STOCK PURCHASE PLAN (continued)

4. SFAS 123

For options issued to employees, SFAS 123 requires the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company’s stock options had been determined in accordance with the fair market value based on the method prescribed in SFAS 123. For the years ended December 31, 2002 and 2001, the Company estimated the fair value of each stock option issued to employees at the grant date by using an option-pricing model with the following weighted average assumptions used for grants: no dividend yield, a life of three years, no expected volatility and a risk-free interest rate of 4.25 percent and 4.90 percent, respectively.

Had the Company elected to account for options granted to employees under SFAS 123, the Company’s net loss would have been decreased to the pro forma amounts indicated below:

	2002	2001
Net loss:
As reported	$(16,133,916)	$(33,006,377)
Pro forma	$(15,992,912)	$(32,710,504)

NOTE G - INCOME TAXES

The reconciliation of the benefit for income taxes based on the U.S. statutory federal rate (35 percent) and State of Florida rate (5 percent) to the Company’s provision for income taxes is as follows for the years ended December 31, 2002 and 2001:

	2002	2001
Expected federal tax benefit at statutory rate	$(5,353,250)	$(11,903,500)
Expected state tax benefit at statutory rate	(805,000)	(1,790,000)
Costs incurred but not deductible for tax purposes	2,224,922	4,255,936
Increase in valuation allowance	3,906,041	6,453,328
Other	27,287	—

Total provision for income taxes	$—	$(2,984,236)

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE G - INCOME TAXES (continued)

The Company’s long-term deferred tax accounts consisted of the following as of December 31, 2002 and 2001:

	2002	2001
Deferred tax assets:
Doubtful accounts	$—	$48,444
Depreciation	491,419	500,406
Net operating loss (NOL) carryforwards	25,935,778	21,972,306

	26,427,197	22,521,156
Less valuation allowance	23,419,239	19,513,198

Net deferred tax assets	3,007,958	3,007,958
Less current portion	3,007,958	—

	$—	$3,007,958

Deferred tax liabilities - short-term:
Accrued liabilities	$23,722	$23,722

The Company had a NOL carryforward of $64,715,766 as of December 31, 2002, available to offset future taxable income. The NOL carryforward expires in years through 2022.

NOTE H - RELATED-PARTY TRANSACTIONS

The Company received consulting services from a board member. The Company was charged approximately $133,000 and $0 in professional fees from the board member for the years ended December 31, 2002 and 2001, respectively, which is included in research and development expenses in the accompanying statements of operations. The fees were charged in accordance with the consulting agreements executed between the two parties.

In exchange for options issued by the Company and exercised during the year ended December 31, 2000, the Company issued promissory notes to its employees which bear interest at a 6.8 percent fixed interest rate, have a four-year term and are secured by the options exercised (see NOTE F). As of December 31, 2002 and 2001, the Company had $95,750 and $460,875 in employee notes receivable outstanding, respectively.

Tantivy Communications, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE I - SUBSEQUENT EVENTS

1. Assets Sale

In July 2003, the Company sold substantially all of its assets to another company for $11,500,000 plus a percentage of amounts received by the buyer on the licensing or sale of certain of the acquired intellectual property. The purchase price consisted of cash and the cancellation of various loans. As part of the asset sale, certain lease obligations of the Company were transferred to the acquiring company. The amount of the purchase price allocated to tangible assets approximated their book values. The remainder of the purchase price was allocated to intangibles. Therefore, no adjustment of tangible assets was deemed necessary.

2. Reorganization

As a result of the asset sale, the Company formally reorganized as Windshift Holdings, Inc. in August, 2003. As part of the reorganization, preferred stock redemption requirements were removed and are no longer in effect. The Company’s purpose from the date of reorganization and sale is to perform under the earn-out provision of the sale agreement.

NOTE J - MISCELLANEOUS INCOME

Miscellaneous revenue

Miscellaneous revenue consists of licensing fees charged to 2 companies for use of the Company’s technology.

Tantivy Communications, Inc.

Unaudited Balance Sheet

June 30, 2003

(In thousands)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$118
Prepaid and other current assets	3,049

Total current assets	3,167

PROPERTY AND EQUIPMENT, NET	427
OTHER NON-CURRENT ASSETS	30

457

TOTAL ASSETS	$3,624

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and preferred stock	$33,064
Accounts payable	650
Foreign and domestic taxes payable	23

Total current liabilities	33,737
OTHER LONG-TERM LIABILITIES	4

TOTAL LIABILITIES	33,741

COMMITMENTS AND CONTINGENCIES
MANDATORILY REDEEMABLE PREFERRED STOCK	60,544
SHAREHOLDERS’ EQUITY:
Common Stock	4,182
Accumulated deficit	(94,843)

Total shareholders’ equity	(90,661)

TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY	$3,624

Tantivy Communications, Inc.

Unaudited Statement of Operations

Six months ended June 30, 2003

(In thousands)

REVENUES	$645

OPERATING EXPENSES:
Sales and marketing	66
General and administrative	1,668
Development	892

2,626

Income from operations	(1,981)
OTHER INCOME (EXPENSE):
Interest and financing expenses	(68)

Net income	(2,049)
ACCRETION OF PREFERRED STOCK	(2,874)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$(4,923)

Tantivy Communications, Inc.

Unaudited Statement of Cash Flows

Six months ended June 30, 2003

(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$(2,049)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	730
Changes in operating assets and liabilities:
Prepaid expenses and other	38
Other assets	25
Accounts payables	126
Accrued expenses	886
Other liabilities	(225)

Net Cash used in operating activities	(470)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	196

Net cash provided by (used in) Investing activities	196

NET INCREASE IN CASH AND CASH EQUIVALENTS	$(274)

Tantivy Communications, Inc.

Notes to Unaudited Financial Statements

The accompanying unaudited financial statements of Tantivy Communications, inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. These financial statements should be read in conjunction with the notes to the audited combined financial statements of Tantivy Communications, inc. included in this Form 8-K/A.

InterDigital Communications Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

On July 30, 2003, InterDigital Communications Corporation (collectively with its subsidiaries referred to as the Company, we, us and our) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Tantivy Communications, Inc. (“Tantivy”), pursuant to which we acquired substantially all the assets of Tantivy. Included in the acquisition are patents and patent applications (some of which we had previously acquired exclusive licensing right under a patent license agreement with Tantivy) and know-how related to CDMA2000, Smart Antenna, wireless LAN and other wireless communications technologies, as well as state-of-the-art laboratory facilities.

The purchase price for the acquisition was $11.5 million, consisting of approximately $10.0 million in cash and credit of approximately $1.5 million against outstanding indebtedness owed to us by Tantivy. In addition, for approximately five years, Tantivy will generally be entitled to receive 1% and 4%, respectively, of amounts we receive from the licensing or sale of Smart Antenna and 802.11 intellectual property acquired from Tantivy in the acquisition. A portion of the purchase price equal to $2.3 million will be held in escrow at least until August, 2004. The escrow is available to InterDigital in connection with any InterDigital claims against Tantivy related to certain indemnifications made under the Agreement.

The allocation of the purchase price and related costs is preliminary and is subject to change based on the completion of independent appraisals of the intangible assets acquired and the finalization of actual costs as compared with estimated costs used in the preliminary purchase price allocation.

The unaudited pro forma condensed consolidated balance sheet of the Company and Tantivy as of June 30, 2003, reflects adjustments as if the acquisition had occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2003 and the year ended December 31, 2002, reflect adjustments as if the acquisition had occurred at the beginning of the respective periods.

The unaudited pro forma combined financial statements are based on the assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma information have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have been realized had the entities been a single entity during these periods.

These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of the Company and Tantivy.

INTERDIGITAL COMMUNICATIONS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2003

(In thousands)

	InterDigital (a)	Tantivy (b)	Pro Forma Adjustments (c )		Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$40,450	$118	$(10,172	)(d)	$30,396
Short-term investments	87,469	—	—		87,469
Accounts receivable	84,459	—	—		84,459
Prepaid and other current assets	6,481	3,049	(3,049	)(e)	6,481

Total current assets	218,859	3,167	(13,221)		208,805

PROPERTY AND EQUIPMENT, NET	12,224	427	125	(f)	12,776
PATENTS AND INTELECTUAL PROPERTY, NET	16,915	—	11,248	(g)	28,163
OTHER NON-CURRENT ASSETS	14,187	30	(1,476	)(d)(e)	12,741

	43,326	457	9,897		53,680

TOTAL ASSETS	$262,185	$3,624	$(3,324)		$262,485

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and preferred stock	$196	$33,064	$(33,064	)(h)	$196
Accounts payable	3,561	650	(650	)(e)	3,561
Accrued compensation and related expenses	5,167	—	—		5,167
Deferred revenue	22,381	—	—		22,381
Foreign and domestic taxes payable	5,063	23	(23	)(e)	5,063
Other accrued expenses	2,726	—	300	(d)	3,026

Total current liabilities	39,094	33,737	(33,437)		39,394
LONG-TERM DEBT	1,870	—	—		1,870
LONG-TERM DEFERRED REVENUE	94,405	—	—		94,405
OTHER LONG-TERM LIABILITIES	1,620	4	(4	)(e)	1,620

TOTAL LIABILITIES	136,989	33,741	(33,441)		137,289

COMMITMENTS AND CONTINGENCIES

MANDATORILY REDEEMABLE PREFERRED STOCK	—	60,544	(60,544	)(h)	—

SHAREHOLDERS’ EQUITY:
Preferred Stock	5	—	—		5
Common Stock	581	4,182	(4,182	)(h)	581
Additional paid-in capital	302,763	—	—		302,763
Accumulated deficit	(169,127)	(94,843)	94,843	(h)	(169,127)
Accumulated other comprehensive income	(23)	—	—		(23)
Unearned compensation	(930)	—	—		(930)

	133,269	(90,661)	90,661		133,269
Treasury stock, 1,500 shares of common held at cost	8,073	—	—		8,073

Total shareholders’ equity	125,196	(90,661)	90,661		125,196

TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFFERED STOCK AND SHAREHOLDERS’ EQUITY	$262,185	$3,624	$(3,324)		$262,485

The accompanying notes are an integral part of these statements.

INTERDIGITAL COMMUNICATIONS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2003

(In thousands excepts per share data)

	InterDigital (a)	Tantivy (b)	Pro Forma Adjustments (c)		Combined
REVENUES	$63,101	$645	$(645	)(i)	$63,101

OPERATING EXPENSES:
Sales and marketing	2,143	66	—		2,209
General and administrative	8,738	1,668	—		10,406
Patents administration and licensing	7,075	—	205	(g)(i)	7,280
Development	22,801	892	—		23,693

	40,757	2,626	205		43,588

Income from operations	22,344	(1,981)	(850)		19,513

OTHER INCOME (EXPENSE):
Other income	10,580	—	—		10,580
Interest income	1,009	—	(75	)(d)	934
Interest and financing expenses	(116)	(68)	—		(184)

Income before income taxes	33,817	(2,049)	(925)		30,843

INCOME TAX PROVISION	(3,932)	—	—		(3,932)

Net income	29,885	(2,049)	(925)		26,911

ACCRETION OF PREFERRED STOCK	—	(2,874)	2,874	(h)
PREFERRED STOCK DIVIDENDS	(67)	—	—		(67)

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$29,818	$(4,923)	$1,949		$26,844

NET INCOME PER COMMON SHARE - BASIC	$0.54				$0.49

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	55,253				55,253

NET INCOME PER COMMON SHARE - DILUTED	$0.49				$0.45

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	60,239				60,239

The accompanying notes are an integral part of these statements.

INTERDIGITAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(In thousands, except per share data)

	InterDigital (a)	Tantivy (b)	Pro Forma Adjustments (c)		Combined
REVENUES	$87,895	$1,420	$(1,095	)(i)	$88,220

COST OF PRODUCT AND OPERATING EXPENSES:
Sales and marketing	4,330	795	—		5,125
General and administrative	14,477	4,403	—		18,880
Patents administration and licensing	13,162		410	(g)(i)	13,572
Development	46,686	6,383	—		53,069

	78,655	11,581	410		90,646

Income (loss) from operations	9,240	(10,161)	(1,505)		(2,426)

OTHER INCOME (EXPENSE):
Loss on sale of fixed assets	—	(132)	—		(132)
Interest income	2,276	33	(151	)(d)	2,158
Interest and financing expenses	(257)	(77)	—		(334)

Income (loss) before income taxes	11,259	(10,337)	(1,656)		(734)

INCOME TAX PROVISION	(8,748)	—	—		(8,748)

NET INCOME (LOSS)	2,511	(10,337)	(1,656)		(9,482)

ACCRETION OF PREFERRED STOCK REDEMPTION RIGHT	—	(5,797)	5,797	(h)
PREFERRED STOCK DIVIDENDS	(136)	—	—		(136)

Net income (loss) applicable to common shareholders	$2,375	$(16,134)	$4,141		$(9,618)

NET INCOME (LOSS) PER COMMON SHARE - BASIC	$0.04				$(0.18)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	52,981				52,981

NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$0.04				$(0.17)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	56,099				56,099

The accompanying notes are an integral part of these statements.

InterDigital Communications Corporation

Notes to Unaudited Pro Forma Condensed

Consolidated Financial Information

Statements

The pro forma consolidated condensed financial information is presented for illustrative purposes only and should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the companies had been combined during the periods presented or the results that may be obtained in the future.

a) InterDigital Historical Financial Information

InterDigital historical financial information as filed with the Securities & Exchange Commission.

b) Tantivy Historical Financial Information

Tantivy historical financial information as filed within this Form 8-K/A.

c) Allocation of the purchase price

The allocation of the purchase price is preliminary and is subject to change based on the completion of independent appraisals of the intangible assets acquired and the finalization of actual costs as compared with estimated costs used in the preliminary purchase price allocation. Based on the preliminary results of the purchase price allocation, there is no in process research and development and the acquired technology has a value that is slightly in excess of the purchase price. This excess has been allocated as a pro-rata reduction to the amounts that otherwise would have been assigned to the acquired assets. The completion of the purchase price allocation may result in goodwill, a one time write-off associated with identified in process research and development or an adjustment to the preliminary values that have been ascribed to the acquired fixed and intangible assets.

d) Payment of Purchase Price

Adjustments to cash and accrued liabilities have been recorded in the pro forma balance sheet to reflect the approximately $10.0 million cash purchase price paid and the approximately $0.3 million of acquisition related costs accrued. In addition, related adjustments to the pro forma statements of operations have been made to remove lost interest income based on an interest rate of 1.5%, which represents the estimated rate of interest earned on cash and short-term investments during the periods presented.

InterDigital also credited approximately $1.5 million against outstanding principal and accrued interest due InterDigital from Tantivy towards the partial payment of the purchase price. The pro forma statements of operations were not adjusted for the impact of the related interest income/expense as it was not material.

e) Assets and Liabilities retained by Tantivy

Adjustments have been made to remove the assets and liabilities from the pro forma balance sheet that have been retained by Tantivy.

f) Valuation of property and equipment

The value of the property and equipment held by Tantivy increased by approximately $0.1 million. This adjustment reflects the difference between the fair value and carrying value of the property and equipment acquired. This write up will not result in a material increase in depreciation expense and no adjustment for depreciation expense has been recorded.

g) Valuation of intangible assets

InterDigital is in the process of obtaining a third party valuation of certain intangible assets, including acquired technology. Based on the preliminary results of the third party’s valuation, we have recorded an adjustment to reflect the value of the acquired intangible assets and will amortize these assets over their estimated useful lives of 15 years. This will result in an increase to amortization expense on the pro forma statements of operations of approximately $0.4 million and $0.8 million for the six months ended June 30, 2003 and the year ended December 31, 2003, respectively. Refer also to Note (i) for a description of an offsetting adjustment to remove amortization expense related to the Tantivy patent rights licensed by InterDigital prior to the acquisition.

h) Mandatorily Redeemable Preferred Stock and Equity

The historical mandatorily redeemable preferred stock, related accretion, and equity of Tantivy has been removed as a result of the acquisition.

i) Patent License Agreement between Tantivy and InterDigital

Revenue recorded by Tantivy of approximately $0.6 million and $1.0 million for the six months ended June 30, 2003 and the year ended December 31, 2003, respectively, has been removed. The revenue related to royalty payments due Tantivy under a patent license agreement between Tantivy and InterDigital. Amortization expense recorded by InterDigital of approximately $0.3 million and $0.5 million for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively, has been removed. The amortization expense related to costs of the exclusive patent rights InterDigital had licensed under the patent license agreement.